Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended December 31, 2008

Newton, MA (February 26, 2009): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and year ended December 31, 2008.

Results for the quarter ended December 31, 2008:

Net income available for common shareholders was $50.8 million for the quarter ended December 31, 2008, compared to $8.9 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended December 31, 2008 and 2007 was $0.22 and $0.04, respectively.  Net income for the quarter ended December 31, 2008 includes a $39.5 million, or $0.17 per share, gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2008, was $62.2 million, or $0.27 per share basic and diluted, compared to FFO available for common shareholders for the quarter ended December 31, 2007, of $60.9 million, or $0.27 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 227,704,155 and 256,896,813, respectively, for the quarter ended December 31, 2008, and 222,926,710 and 252,119,368, respectively, for the quarter ended December 31, 2007.

Results for the year ended December 31, 2008:

Net income available for common shareholders was $194.0 million for the year ended December 31, 2008, compared to $59.5 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the year ended December 31, 2008 and 2007 was $0.86 and $0.28, respectively.  Net income for the year ended December 31, 2008, includes a $137.2 million, or $0.61 per share, gain on sale of properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the year ended December 31, 2008, was $251.7 million, or $1.11 per share basic and $1.08 per share diluted, compared to FFO available for common shareholders for the year ended December 31, 2007, of $247.6 million, or $1.16 per share basic and $1.12 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 226,467,736 and 255,660,394, respectively, for the year ended December 31, 2008, and 214,361,204 and 243,553,862, respectively, for the year ended December 31, 2007.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of December 31, 2008, 90.4% of HRP’s total square feet was leased, compared to 90.6% as of September 30, 2008.

HRP signed lease renewals for 638,000 square feet and new leases for 221,000 square feet during the quarter ended December 31, 2008, for weighted average rental rates that were 6% above prior rents for the same space.  Average lease terms for leases signed during the fourth quarter of 2008 were 5.7 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2008, totaled $10.68 per square foot on a weighted average basis.

Investing Activities:

During the fourth quarter of 2008, HRP acquired seven office properties with 830,000 square feet of space for $134.3 million, excluding closing costs, and sold nine properties with 424,000 square feet of space for $114.0 million, excluding closing costs.

Conference Call:

On Thursday, February 26, 2009, at 10:00 a.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the fourth quarter 2008 results.

The conference call telephone number is (877) 704-5380.  Participants calling from outside the United States and Canada should dial (913) 312-1294.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 1:00 p.m. Eastern Time on Thursday, March 5, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 3473923.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s Fourth Quarter 2008 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of December 31, 2008, HRP owned 537 operating properties with 66.9 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Rental income	$218,406	$199,070	$835,540	$783,266

Expenses:
Operating expenses	93,920	81,598	347,958	315,131
Depreciation and amortization	49,032	44,218	185,657	170,321
General and administrative	9,775	8,548	36,812	33,711
Total expenses	152,727	134,364	570,427	519,163

Operating income	65,679	64,706	265,113	264,103

Interest income	539	852	1,442	2,293
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,522, $1,181, $5,479 and $4,426, respectively)	(45,616)	(44,758)	(180,193)	(170,970)
Loss on asset impairment	(2,283)	—	(2,283)	—
Loss on early extinguishment of debt	—	—	—	(711)
Income from continuing operations before income tax expense	18,319	20,800	84,079	94,715
Income tax expense	(162)	(395)	(773)	(395)
Income from continuing operations	18,157	20,405	83,306	94,320
Discontinued operations:
Income from discontinued operations	5,757	7,261	24,165	27,714
Gain (loss) on sale of properties	39,549	(187)	137,174	2,221
Net income	63,463	27,479	244,645	124,255
Preferred distributions	(12,667)	(14,368)	(50,668)	(60,572)
Excess redemption price paid over carrying value of preferred shares	—	(4,230)	—	(4,230)
Net income available for common shareholders	$50,796	$8,881	$193,977	$59,453

Calculation of Funds from Operations, or FFO (1):
Net income	$63,463	$27,479	$244,645	$124,255
Plus: depreciation and amortization from continuing operations	49,032	44,218	185,657	170,321
Plus: depreciation and amortization from discontinued operations	(404)	3,385	6,948	12,695
Loss on early extinguishment of debt:
Add: amount included in expenses	—	—	—	711
Less: portion settled in cash	—	—	—	—
Loss on asset impairment	2,283	—	2,283	—
Gain (loss) on sale of properties:
Less: amount included in net income	(39,549)	187	(137,174)	(2,221)
Add: land sales	—	—	—	2,408
FFO	74,825	75,269	302,359	308,169
Less: preferred distributions	(12,667)	(14,368)	(50,668)	(60,572)
FFO available for common shareholders	$62,158	$60,901	$251,691	$247,597

Weighted average common shares outstanding – basic	227,704	222,927	226,468	214,361
Weighted average common shares outstanding – diluted (2)	256,897	252,120	255,661	243,554

Earnings per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.02	$0.01	$0.14	$0.14
Income from discontinued operations – basic and diluted	$0.20	$0.03	$0.71	$0.14
Net income available for common shareholders – basic and diluted	$0.22	$0.04	$0.86	$0.28
FFO available for common shareholders – basic	$0.27	$0.27	$1.11	$1.16
FFO available for common shareholders – diluted	$0.27	$0.27	$1.08	$1.12

Common distributions paid	$0.21	$0.21	$0.84	$0.84

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)          We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt, unless settled in cash, and loss on asset impairment.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, our public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)          As of December 31, 2008, our 15,180 outstanding series D preferred shares were convertible into 29,193 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income and FFO for the quarters ended December 31, 2008 and 2007, but dilutive to FFO for the years ended December 31, 2008 and 2007.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net income available for common shareholders	$50,796	$8,881	$193,977	$59,453
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net income available for common shareholders – diluted	$56,963	$15,048	$218,645	$84,121

FFO available for common shareholders	$62,158	$60,901	$251,691	$247,597
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for common shareholders – diluted	$68,325	$67,068	$276,359	$272,265

Weighted average common shares outstanding – basic	227,704	222,927	226,468	214,361
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding – diluted	256,897	252,120	255,661	243,554

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	December 31,
	2008	2007
		(audited)
ASSETS
Real estate properties:
Land	$1,220,554	$1,189,684
Buildings and improvements	5,021,703	4,966,610
	6,242,257	6,156,294
Accumulated depreciation	(862,958)	(808,216)
	5,379,299	5,348,078
Properties held for sale	145,849	—
Acquired real estate leases, net	164,308	150,672
Cash and cash equivalents	15,518	19,879
Restricted cash	10,837	18,027
Rents receivable, net of allowance for doubtful accounts of $8,492 and $6,290, respectively	196,839	197,967
Other assets, net	103,449	124,709
Total assets	$6,016,099	$5,859,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$201,000	$140,000
Senior unsecured debt, net	2,241,225	2,239,784
Mortgage notes payable, net	447,693	394,376
Other liabilities related to properties held for sale	3,400	—
Accounts payable and accrued expenses	99,285	89,441
Acquired real estate lease obligations, net	47,839	41,607
Rent collected in advance	26,537	24,779
Security deposits	17,935	16,063
Due to affiliates	10,073	10,399
Total liabilities	3,094,987	2,956,449

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 227,731,938 and 225,444,497 shares issued and outstanding, respectively	2,277	2,254
Additional paid in capital	2,937,986	2,923,455
Cumulative net income	2,072,254	1,827,609
Cumulative common distributions	(2,441,841)	(2,251,539)
Cumulative preferred distributions	(331,928)	(281,260)
Total shareholders’ equity	2,921,112	2,902,883
Total liabilities and shareholders’ equity	$6,016,099	$5,859,332